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Exhibit 99.1

                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE                   Contact:      Daniel M. Healy
                                                      Executive Vice President
                                                      Chief Financial Officer
                                                      (631) 844-1258



                       NORTH FORK TO PRESENT AT UPCOMING
                         FINANCIAL SERVICES CONFERENCE

     Melville, N.Y. - February 10, 2004 - North Fork Bancorporation, Inc. (NYSE:
  NFB) will be presenting at the Credit Suisse First Boston 2004 Financial Services Conference in Florida on Wednesday, February 11 at 1:30 p.m. (ET).

     CSFB will not be webcasting presentations during the conference. However, North Fork's presentation will be available on its website at http://www.northforkbank.com and click on NFB presentation at the CSFB Conference - February 11, 2004.








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